SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/29/2008
FILE NUMBER: 811-09913
SERIES NO.:  7

72DD 1 Total income dividends for which record date passed during the period
       (000's omitted)
       Class A                                               3
     2 Dividends for a second class of open end company shares
       Class B                                               -
       Class C                                               -
       Class R                                               -
       Institutional Class                                  51

73A. 1 Dividends from net investment income
       Class A                                       $ 0.02310
     2 Dividends for a second class of open end company shares
       Class B                                       $       -
       Class C                                       $       -
       Class R                                       $       -
       Institutional Class                           $ 0.05110

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                             141
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                              72
       Class C                                             170
       Class R                                              65
       Institutional Class                               1,014

74V. 1  Net asset value per share (to nearest cent)
       Class A                                       $   10.05
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                       $    9.99
       Class C                                       $    9.99
       Class R                                       $   10.04
       Institutional Class                           $   10.05